Exhibit 23.2


              CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-_______) pertaining to the Jefferson Smurfit Corporation (U.S.) Management Incentive Plan of our report dated January 22, 1998, with respect to the consolidated financial statements and schedule of Jefferson Smurfit Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/Ernst & Young LLP
ERNST & YOUNG LLP

St. Louis, Missouri
February 25, 1998